Exhibit 4

NUMBER 1911
CUSIP NO. 12479G 10 1
SHARES
CB FINANCIAL SERVICES, INC.
(INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA)
This certifies that
is the owner of
COMMON STOCK PAR VALUE PER SHARE
shares of the Common Stock of
CB FINANCIAL SERVICES, INC.
(hereinafter called the “Corporation”), transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed.
This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Corporation’s official corporate papers filed with the Department of State of the Commonwealth of Pennsylvania (copies of which are on file at the principal executive offices of the Corporation), to all of the provisions of which the holder by acceptance hereof assents.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers, and its seal to be hereunto affixed.
Dated:                         ,
By:
By:
President and CEO

The shares of Common Stock evidenced by this certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive offices of the Corporation), to all of which the holder by acceptance hereof assents.

The Articles of Incorporation provide that in no event shall any record owner of any outstanding common stock of the Corporation that is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 15% of the then-outstanding shares of common stock of the Corporation (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit.

The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Corporation will furnish to any stockholder upon request in writing and without charge a full statement of the designations, preferences, limitations and relative rights of each authorized class of stock or series thereof, so far as they have been determined, and the authority of the board of directors to determine the relative rights and preferences with respect to subsequent classes or series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF TRAN MIN ACT -	Custodian
TEN ENT -	as tenants by the entireties	(Cus)	(Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Transfers to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                      Shares of the Common Stock evidenced by this certificate, and do hereby irrevocably constitute and appoint                                                                                                            Attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated
Signature
Signature

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.